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                                                              Exhibit (a)(1)(vi)

                            IMPORTANT TAX INFORMATION

Under the Federal income tax law, you are subject to certain penalties as well as withholding of tax at the applicable rate if you have not provided us with your correct social security number or other taxpayer identification number. PLEASE READ THIS NOTICE CAREFULLY.

You (as a payee) are required by law to provide us (as payer) with your correct taxpayer identification number. If you are an individual, your taxpayer identification number is your social security number. Otherwise, your taxpayer identification number is the employer identification number issued by the IRS. If you have not provided us with your correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, interest, dividends, and other payments that we make to you may be subject to backup withholding.

If backup withholding applies, a payor is required to withhold at the IRS mandated applicable rate from interest, dividends and other payments made to you. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Enclosed is a reply envelope in which you must return the enclosed Form W-9 to furnish us your correct name and taxpayer identification number. Please read the instructions below, sign and date the Form W-9 and return to us.

       INSTRUCTIONS FOR SUBSTITUTE FORM W-9 FOR CERTIFICATION OF TAXPAYER
                              IDENTIFICATION NUMBER

(Selection references to the Internal Revenue Code.)

PURPOSE OF FORM.- A person who is required to file an information return with the IRS must obtain your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. Use Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding, and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form.

HOW TO OBTAIN A TIN.-If you do not have a TIN, apply for one immediately. To apply, get FORM SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

     To complete Form W-9 if you do not have a TIN, write "Applied for" in the space for the TIN, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividends payments, the payer must exercise one of the following options concerning backup withholding during this 60-day period. Under option (1), a payer must backup withhold on any withdrawals you make from your account after 7 business days after the requester receives this form back from you. Under option (2), the payer must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. The backup withholding under option (2) must begin no later than 7 business days after the requester receives this form back. Under option (2), the payer is required to refund the amounts withheld if your certified TIN is received within the 60-day period and you were not subject to backup withholding during that period.

NOTE: Writing "APPLIED FOR" on the form means that you have already applied for a TIN OR that you intend to apply for one in the near future.

     As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

     WHAT IS BACKUP WITHHOLDING?-Persons making certain payments to you are required by the IRS to withhold at the applicable rate from payments that meet certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee compensation, and certain payments from fishing boat operators, but do not include real estate transactions.

     If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

     1. You do not furnish your TIN to the requester, or

     2. The IRS notifies the requester that you furnished an incorrect TIN, or

     3. You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     4. You fail to certify to the requester that you are not subject to backup withholding under (3) above (for reportable interest and dividend accounts opened after 1983 only), or

     5. You fail to certify your TIN. This applies only to reportable interest, dividend, broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

     Except as explained in (5) above, other reportable payments are subject to backup withholding only if (1) or (2) above applied. Certain payees and payments are exempt from backup withholding and information reporting. See PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING, below and EXEMPT PAYEES AND PAYMENTS under SPECIFIC INSTRUCTIONS, below, if you are an exempt payee.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING-The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item
(9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker as exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items
(2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividend, and payments by certain fishing boat operators.

     (1) A corporation. (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7). (3) The United States or any of its agencies or instrumentalities. (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. (5) A foreign government or any of its political subdivisions, agencies, or instrumentalities. (6) An international organization or any of its agencies or instrumentalities. (7) A foreign central bank of issue. (8) A dealer in securities or commodities required to register in the

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United States or a possession of the United States. (9) A futures commission merchant registered with the Commodity Futures Trading Commission. (10) A real estate investment trust (11) An entity registered at all times during the tax year under the Investment Company Act of 1940. (12) A common trust fund operated by a bank under section 584(a). (13) A financial institution. (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List. (15) A trust exempt from tax under section 664 or described in section 4947.

     Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

o    Payments of patronage dividends not paid in money.

o    Payments made by certain foreign organizations.

o Payments of interest generally not subject to backup withholding include the following:

o    Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o    Payments described in section 6049(b)(5) to nonresident aliens.

o    Payments on tax-free covenant bonds under section 1451.

o    Payments made by certain foreign organizations.

o    Mortgage interest paid by you.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

PENALTIES

FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no of backup withholding, you are subject to a $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

SPECIFIC INSTRUCTIONS

NAME.--If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card and your new last name.

If you are a sole proprietor, you must furnish your individual name and either your SSN or EIN. You may also enter your business name on Form W-9. Enter your name(s) as shown on your social security card and/or as it was used to apply for your EIN on Form SS-4.

SIGNING THE CERTIFICATION.--

     (1) INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983.--You are required to furnish your correct TIN, but you are not required to sign the certification.

     (2) INTEREST, DIVIDEND, BROKER AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983.--You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item (2) in the certification before signing the form.

     (3) REAL ESTATE TRANSACTIONS.--You must sign the certification. You may cross out item (2) of the certification.

     (4) OTHER PAYMENTS.--You are required to furnish your correct TIN, but you are not required to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

     (5) MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, OR IRA CONTRIBUTIONS. --You are required to furnish your correct TIN, but you are not required to sign the certification.

     (6) EXEMPT PAYEES AND PAYMENTS.--If you are exempt from backup withholding, you should complete this form to avoid possible erroneous backup withholding. Enter your correct TIN write "EXEMPT" on Form W-9, sign and date the form. If you are a nonresident alien or foreign entity not subject to backup withholding, give the requester a completed FORM W-8, Certificate of Foreign Status.

     (7) TIN "APPLIED FOR."--Follow the instructions under How To Obtain a TIN, on page 1, sign and date this form.

SIGNATURE.--For a joint account, only the person whose TIN is shown in Part I should sign the form.

PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold the applicable taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

FOR THIS TYPE OF ACCOUNT:   GIVE NAME AND SSN OF:
-------------------------   ---------------------
1. Individual               The individual

2. Two or more              The actual owner of the
   individuals (joint       account or, if combined
   account)                 funds, the first
                            individual
                            on the account(1)
3. The Custodian The        minor(2)
   account of a minor
   (Uniform Gift to
   Minors Act)

4. a. The usual             The grantor-trustee(1)
      revocable savings
      trust (grantor is
      also trustee)

   b. So-called trust       The actual owner(1)
      account that is not
      a legal Or valid
      trust under state
      law

5. Sole proprietorship      The owner(3)

FOR THIS TYPE OF ACCOUNT:   GIVE NAME AND EIN OF:
-------------------------   ---------------------
6. Sole proprietorship      The owner(3)

7. A valid trust, estate,   Legal entity(4)
   or pension trust

8. Corporate                The corporation

9. Association, club        The organization
   religious, charitable,
   educational, or other
   tax-exempt
   organization

10. Partnership             The partnership

11. A broker or             The broker or nominee
    registered nominee

12. Account with the        The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Show the individual's name. See item 5 or 6. You may also enter your business name.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                                REVISED DEC, 2001